Exhibit 5.1

[Hallett & Perrin Letterhead]

March 10, 2004

Whole Foods Market, Inc.

601 N. Lamar Blvd., Suite 300

Austin, Texas 78703

Ladies and Gentlemen:

We have acted as counsel to Whole Foods Market, Inc., a Texas corporation (the “Company”), in connection with the issuance and sale by the Company of 238,735 shares (the “Shares”) of Common Stock of the Company in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the “Act”) and the filing of the Company’s Registration Statement on Form S-3 to which this opinion is an Exhibit (the “Registration Statement”) with respect to the shares by the Selling Holders.

We are familiar with the corporate action taken by the Company in connection with the authorization, issuance and sale of the Shares and have made such other legal or factual inquiries as we deemed necessary or appropriate for purposes of rendering this opinion.

We have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as copies and the authenticity of the originals of such copied documents.

On the basis of and in reliance upon the foregoing, and subject to the assumptions, qualifications, limitations and exceptions contained herein, we are of the opinion that the Shares have been validly issued, fully paid and non-assessable.

This opinion is limited to Texas and federal law.

You have informed us that the Selling Holders may sell the Shares after the date of the Registration Statement, and this opinion is limited to the laws referred to above as in effect on the date hereof.

This opinion may not be quoted in whole or in part without our prior written consent.

We hereby consent to the use of our name under the caption “Legal Matters” in the Prospectus forming a part of the Registration Statement and to the filing of this opinion as an Exhibit to the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Hallett & Perrin, P.C.